UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 5, 2009

WLG INC.
(Exact name of registrant as specified in its charter)

Delaware	333-113564	20-0262555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 East Algonquin Road, Suite 120
Schaumburg, IL 60173
(Address of Principal Executive Offices/Zip Code)

(653) 224-2800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01 Entry into a Material Definitive Agreement.

WLG Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”), effective January 1, 2009 with Christopher Wood, the Company’s Chief Executive Officer and director.   Pursuant to the Employment Agreement, Mr. Wood will continue to serve as the Company’s Chief Executive Officer for an initial term of five years, and such term shall be automatically extended for successive one year terms, unless earlier terminated pursuant to the terms of the Employment Agreement.  Under the Employment Agreement, Mr. Wood shall receive (i) an annual base salary of HKD 1,920,000, which amount shall be reviewed on an annual basis by the board of directors of the Company (the “Board”), (ii) a monthly housing allowance of HKD 70,000, which may be adjusted from time to time, as mutually agreed by the Company, (iii) reimbursement for business expenses, (iv) health insurance for himself and his immediate family and reimbursement of premiums of any medical and dental plans under which he and his immediate family are covered, and (iv) the use of a Company car and reimbursement for the costs of operating such Company car.  Mr. Wood is also eligible to receive an annual cash bonus of up to 100% of his base salary, as determined solely in the discretion of the Board and may receive stock awards under the Company’s 2005 Stock Incentive Plan, or any other plan adopted by the Company, as determined from time to time in the discretion of the Board.  The Employment Agreement also contains what the Company believes are standard indemnification and confidentiality provisions.

The Employment Agreement may be terminated at any time by (i) unanimous vote of the Board for cause (as defined in the Employment Agreement), (ii) by Mr. Wood upon one month’s prior written notice, or (iii) by mutual agreement of the Company and Mr. Wood.  If Mr. Wood terminates the Employment Agreement for Good Reason (as defined in the Employment Agreement) or the Employment Agreement is terminated by mutual agreement, then Mr. Wood shall be entitled to certain severance payments as more fully described in the Employment Agreement.   In addition, if the Employment Agreement is terminated by reason of Mr. Wood’s death or Disability (as defined in the Employment Agreement), Mr. Wood, his estate or beneficiaries, as the case may be, shall be entitled to certain payments from the Company as more fully described in the Employment Agreement.

The description of the terms of the Employment Agreement with Mr. Wood set forth herein is qualified in its entirety by the full text of the Employment Agreement, which is filed as an exhibit hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Financial Statements and Exhibits.

(d) Exhibit:

Exhibit No.	Description

10.1	Employment Agreement dated January 1, 2009 between WLG Inc. and Christopher Wood.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company's plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WLG INC.

Date: February 5, 2009	By:	/s/ Christopher Wood
Christopher Wood Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement dated January 1, 2009 between WLG Inc. and Christopher Wood.